UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2011
Irvine Sensors Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 549-8211
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 1, 2011, Irvine Sensors Corporation (the “Company”) issued and sold to four accredited investors, including Costa Brava Partnership III L.P. (“Costa Brava”) and The Griffin Fund LP (“Griffin”), 12% Subordinated Secured Convertible Notes due December 23, 2015 (collectively, the “New Notes”) in the aggregate principal amount of $4,250,000 (the “Financing”). Costa Brava and Griffin are greater than 10% stockholders of the Company, are holders of Prior Notes and Senior Subordinated Notes (each as defined below) and collectively have five designees on the Company’s Board of Directors. The proceeds of the Financing will be used for general working capital purposes.
The material terms of the New Notes are the same as those certain 12% Subordinated Secured Convertible Notes (the “Prior Notes”) described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 29, 2010 (the “December 8-K”) and in the Company’s Current Report on Form 8-K filed with the SEC on April 6, 2011, as modified by the amendment to such Prior Notes as described in the Company’s Current Report on Form 8-K filed with the SEC on March 21, 2011 (the “March 8-K”). The information (i) disclosed in Item 1.01 of the December 8-K regarding the Notes (as defined therein) and (ii) disclosed in Item 1.01 of the March 8-K regarding the Omnibus Amendment dated March 16, 2011 is incorporated by reference into this Item 1.01.
The New Notes are secured by substantially all of the assets of the Company pursuant to a Security Agreement dated July 1, 2011 between the Company and Costa Brava as representative of the holders of the New Notes, but the liens securing the New Notes are subordinate to the liens securing the indebtedness of the Company to Summit Financial Resources, L.P. under that certain Financing Agreement dated as of June 16, 2009 and subordinate to the liens securing those certain 12% Senior Subordinated Secured Promissory Notes due March 16, 2013 held by Costa Brava and Griffin (the “Senior Subordinated Notes”), and the New Notes are subordinate in right of payment to that certain Secured Promissory Note dated April 14, 2010 issued by the Company to Timothy Looney.
In connection with the Financing, on July 1, 2011, the Company also entered into a Second Omnibus Amendment with Costa Brava, Griffin and the holders of the New Notes to (i) amend the Prior Notes, and the security agreements covering the Prior Notes, to permit the Financing and to make the liens securing the Prior Notes pari passu with the liens securing the New Notes and (ii) amend the Senior Subordinated Notes to permit the Financing and to give the holders of the Senior Subordinated Notes the right to demand repayment of the Senior Subordinated Notes anytime on or after July 16, 2012.
The New Notes have not been registered under the Securities Act of 1933 and may not be offered or sold absent registration or an applicable exemption from registration. The Company may expand the Financing.
The information set forth above is qualified in its entirety by reference to the actual terms of the New Note, the Security Agreement dated July 1, 2011 and the Second Omnibus Amendment dated July 1, 2011 attached hereto as Exhibits 10.1 through 10.3 and which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.
The sales and issuances described in this Current Report on Form 8-K (and the issuances of shares of common stock upon conversion of the convertible securities described herein) have been determined to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The investors have represented that they are accredited investors, as that term is defined in Regulation D, and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 3.03. Material Modification to Rights of Security Holders.
The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.
Item 9.01. Financial Statements and Exhibits.
(a) Not Applicable.
(b) Not Applicable.
(c) Not Applicable.
(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of 12% Subordinated Secured Convertible Notes due December 23, 2015 issued on July 1, 2011.

10.2	Security Agreement dated July 1, 2011.

10.3	Second Omnibus Amendment dated July 1, 2011.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION (Registrant)

Dated: July 7, 2011	/s/ JOHN J. STUART, JR.

John J. Stuart, Jr. Senior Vice President and Chief Financial Officer